Exhibit 99.2

Carvana Reports Best First Quarter In Company History For
Adjusted EBITDA and Total Gross Profit Per Unit
The Nation’s Largest Online Used Auto Retailer Also Announced It Expects To Achieve Positive Adjusted EBITDA in Second Quarter 2023 and Has Already Delivered Previously Announced SG&A Reduction Plan Of $1 Billion One Quarter Early

•Total gross profit per unit ("GPU") was $4,303, an increase of 52%
compared to first quarter 2022

•Total Non-GAAP GPU was $4,796, an increase of 61% compared
to first quarter 2022, the best first quarter in company history

•Net loss margin was (11.0%), an improvement of 3.5% compared to first quarter 2022

•Adjusted EBITDA margin was (0.9)%, an improvement of 9.4% compared to fourth quarter 2022, resulting in the best first quarter in company history

•Company expects to achieve positive adjusted EBITDA in
second quarter 2023

•Completed SG&A reduction target outlined in fourth quarter one quarter early, resulting in annualized SG&A reduction of $1 billion on a GAAP and Non-GAAP basis compared to a year ago

•Retail units sold of 79,240 and revenue of $2.606 billion, each a decrease of 25%
compared to first quarter 2022, driven in part by internal prioritization of profitability initiatives

PHOENIX – May 4, 2023 – Carvana Co., the leading e-commerce platform for buying and selling used cars online, today announced financial results for the quarter ended March 31, 2023. Carvana’s complete first quarter 2023 financial results and management commentary can be found by accessing the Company’s shareholder letter on the quarterly results page of the investor relations website.
“The first quarter was a big step in the right direction and there are more steps to come. Given our strong start to the year, we expect to achieve positive adjusted EBITDA in Q2 2023. It is clear our strategy and execution are working as evidenced by our 61% increase in gross profit per unit, the best first quarter GPU in company history,” said Carvana CEO Ernie Garcia.

Conference Call Details
Carvana will host a conference call today, May 4, 2023, at 5:30 p.m. EDT (2:30 p.m. PDT) to discuss financial results. To participate in the live call, analysts and investors should dial (833) 255-2830 or (412) 902-6715. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at https://investors.carvana.com/. Following the webcast, an archived version will also be available on the Investor Relations section of the company’s website. A telephonic replay of the conference call will be available until May 11, 2023, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 3918810#.

Forward Looking Statements
This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to the “Risk Factors” identified in our Annual Report on Form 10-K for 2022. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Non-GAAP Financial Measures
To supplement the consolidated financial measures, which are prepared and presented in accordance with GAAP, we also refer to the following non-GAAP measures in this press release: Adjusted EBITDA; Adjusted EBITDA margin; Total gross profit per retail unit, non-GAAP; and SG&A, non-GAAP.
Adjusted EBITDA is defined as net loss plus income tax expense, interest expense, other (income) expense, net, depreciation and amortization in cost of sales and SG&A, share-based compensation including the CEO Milestone Gift in cost of sales and SG&A, and restructuring costs, minus revenue related to our Root warrants. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of total revenues.
Gross profit, non-GAAP is defined as GAAP gross profit plus depreciation and amortization in cost of sales, share-based compensation including the CEO Milestone Gift in cost of sales, and restructuring costs, minus revenue related to our Root warrants. Total gross profit per retail unit, non-GAAP is Gross profit, non-GAAP divided by retail vehicle unit sales.
SG&A, non-GAAP is defined as GAAP SG&A minus depreciation and amortization in SG&A, share-based compensation including the CEO Milestone Gift in SG&A, and restructuring costs.
We believe that these metrics are useful measures to us and to our investors because they exclude certain financial, capital structure, and non-cash items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations, in part because they may vary widely across time and within our industry independent of the performance of our core operations. We believe that excluding these items enables us to more effectively evaluate our performance period-over-period and relative to our competitors.

	For the Three Months Ended
(dollars in millions, except per unit amounts)	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022	Mar 31, 2023
Net loss	$(506)	$(439)	$(508)	$(1,441)	$(286)
Income tax (benefit) provision	—	1	—	—	(2)
Interest expense	64	116	153	153	159
Other (income) expense, net	13	(3)	58	2	(2)
Depreciation and amortization expense in cost of sales	8	27	36	43	44
Depreciation and amortization expense in SG&A	37	49	57	57	49
Goodwill impairment	—	—	—	847	—
Share-based compensation expense in cost of sales	8	6	2	—	—
Share-based compensation expense in SG&A	28	13	16	12	15
Root warrant revenue	—	—	—	(7)	(5)
Restructuring (1)	—	14	—	43	4
Adjusted EBITDA	$(348)	$(216)	$(186)	$(291)	$(24)

Total revenues	$3,497	$3,884	$3,386	$2,837	$2,606
Net loss margin	(14.5)%	(11.3)%	(15.0)%	(50.8)%	(11.0)%
Adjusted EBITDA margin	(10.0)%	(5.6)%	(5.5)%	(10.3)%	(0.9)%

Gross profit	$298	$396	$359	$193	$341
Depreciation and amortization expense in cost of sales	8	27	36	43	44
Share-based compensation expense in cost of sales	8	6	2	—	—
Root warrant revenue	—	—	—	(7)	(5)
Restructuring (1)	—	4	—	3	—
Gross profit, non-GAAP	$314	$433	$397	$232	$380

Retail vehicle unit sales	105,185	117,564	102,570	86,977	79,240
Total gross profit per retail unit	$2,833	$3,368	$3,500	$2,219	$4,303
Total gross profit per retail unit, non-GAAP	$2,985	$3,683	$3,870	$2,667	$4,796

SG&A	$727	$721	$656	$632	$472
Depreciation and amortization expense in SG&A	37	49	57	57	49
Share-based compensation expense in SG&A	28	13	16	12	15
Restructuring (1)	—	10	—	40	4
SG&A, non-GAAP	$662	$649	$583	$523	$404

Retail vehicle unit sales	105,185	117,564	102,570	86,977	79,240
Total SG&A per retail unit	$6,912	$6,133	$6,396	$7,266	$5,957
Total SG&A per retail unit, non-GAAP	$6,294	$5,520	$5,684	$6,013	$5,098

(1) Restructuring includes costs related to our May 2022 and November 2022 reductions in force, as well as lease termination and other restructuring expenses.

About Carvana (NYSE: CVNA)

Carvana (NYSE: CVNA) is an industry pioneer for buying and selling used vehicles online. As the fastest growing used automotive retailer in U.S. history, its proven, customer-first ecommerce model has positively impacted millions of people's lives through more convenient, accessible and transparent experiences. Carvana.com allows someone to purchase a vehicle from the comfort of their home, completing the entire process online, benefiting from a 7-day money back guarantee, home delivery, nationwide inventory selection and more. Customers also have the option to sell or trade-in their vehicle across all Carvana locations, including its patented Car Vending Machines, in more than 300 U.S. markets. Carvana brings a continued focus on people-first values, industry-leading customer care, technology and innovation, and is the No. 2 automotive brand in the U.S., only behind Ford, on the Forbes 2022 Most Customer-Centric Companies List. Carvana is one of the four fastest companies to make the Fortune 500 and for more information, please visit www.carvana.com and follow us @Carvana.

Carvana also encourages investors to visit its Investor Relations website as financial and other company information is posted.

Investor Relations:
Carvana
Mike Mckeever
investors@carvana.com
or

Media Contact:
Carvana
Kristin Thwaites
press@carvana.com

Source: Carvana